UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

CalAmp Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-12182	95-3647070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15635 Alton Parkway Suite 250
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 600-5600

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CAMP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Term Loan Credit Agreement

On December 15, 2023, CalAmp Corp. (the “Company”) and two of its domestic subsidiaries, CalAmp Wireless Networks Corporation and Synovia Solutions LLC (together with the Company, the “Borrowers”), entered into a Credit Agreement (the “Credit Agreement”) with Lynrock Lake Master Fund LP (“Lynrock” or “Lender”) under which the Borrowers have borrowed $45,000,000 (the “Term Loan”). Amounts owing under the Credit Agreement are guaranteed by the Borrowers and certain existing and future subsidiaries of the Company, and will be secured by first priority security interests in substantially all of the assets of the Borrowers and certain other subsidiaries of the Company. Amounts owing under the Credit Agreement bear interest at an annual rate equal to the secured overnight financing rate (“SOFR”) as defined in the Credit Agreement plus 6.75%. The Credit Agreement has a maturity date of December 15, 2027. The proceeds of the Term Loan will be used for general corporate purposes.

The Credit Agreement does not contain any financial covenants, but does contain customary affirmative covenants, including financial statement reporting requirements, and customary negative covenants that limit the ability of the Company and its subsidiaries to, among other things, pay dividends, incur debt, create liens and encumbrances, or acquire, merge or consolidate with or into another person or entity.

The Credit Agreement also contains customary events of default, such as the failure to pay obligations when due, initiation of bankruptcy or insolvency proceedings, defaults on certain other indebtedness, change of control or breach of representations and warranties or covenants. Upon an event of default, the Lender may require the immediate payment of all amounts outstanding and foreclose on collateral.

The foregoing description of the Credit Agreement is not, and does not purport to be, complete and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and filed herewith.

Grant of Security Interest for Convertible Notes due 2025

Lynrock is also the holder of a majority of the outstanding principal amount of the Company’s 2.00% Convertible Senior Notes due 2025 (the “Convertible Notes”). In connection with the execution of the Credit Agreement, the Company also entered into a Supplemental Indenture (the “Supplemental Indenture”) to the Indenture, dated June 20, 2018, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). Pursuant to the Supplemental Indenture, the Company and the Borrowers agreed to grant a first priority security interest in substantially all of the assets of the Borrowers and certain other subsidiaries of the Company in favor of the holders of the Convertible Notes. The Convertible Notes will rank pari passu, or equal in right of payment, with the Term Loan.

The foregoing description of the Supplemental Indenture is not, and does not purport to be, complete and is qualified in its entirety by reference to the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and filed herewith.

Item 2.02.	Results of Operations and Financial Condition.

The Company issued a press release on December 18, 2023, updating its expectations with respect to financial results for FY24 Q3 and announcing the closing of the Credit Agreement and the Supplemental Indenture. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information presented in Item 2.02 and 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The information set forth in Item 2.02 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

4.1

Supplemental Indenture, dated as of December 15, 2023, among the Company, CalAmp Wireless Networks Corporation, Synovia Solutions LLC, and The Bank of New York Mellon Trust Company, N.A., as trustee and as the U.S. and U.K. collateral agent.

10.1	Credit Agreement, dated as of December 15, 2023, among the Company, CalAmp Wireless Networks Corporation, Synovia Solutions LLC, and Lynrock Lake Master Fund LP.
99.1	Press Release issued by CalAmp Corp. on December 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP.

Date:	December 18, 2023	By:	/s/ Jikun Kim
Jikun Kim Senior Vice President and CFO (Principal Financial Officer)